EXHIBIT 8.1

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New York, NY 10020
	Telephone:	(212) 610 6300
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www.allenovery.com

Our Ref: CO:1130788.3	February 20, 2004

Eksportfinans ASA
Dronning Mauds gate 15
N-0250 Oslo
Norway

Eksportfinans ASA – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States tax counsel to Eksportfinans ASA (the Issuer) in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on February 20, 2004, and the preliminary prospectus included therein (the Prospectus). The Registration Statement and Prospectus relates to the registration under the Act of an aggregate amount of $1,860,000,000 of debt securities of the Issuer (the Securities).

As special United States tax counsel, we have advised the Issuer with respect to certain general United States tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings “Taxation in the United States”, “U.S. Federal income tax consequences to U.S. holders” and “U.S. Federal income tax consequences to non-U.S. holders” (collectively, the Discussions) in the Prospectus. We hereby confirm that the statements set forth in the Discussions represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We know that we are referred to under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 8.1 thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ ALLEN & OVERY

The firm is a multinational partnership, including Members of the Bar of the State of New York, Solicitors of the Supreme Court of England and Wales, Members of the Bar of the Netherlands and Foreign Legal Consultants in the State of New York. A list of names of the partners and their professional qualifications is open to inspection at the above office.

AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI FRANKFURT HAMBURG HONG KONG LONDON LUXEMBOURG MADRID MILAN MOSCOW NEW YORK PARIS PRAGUE ROME SHANGHAI SINGAPORE TIRANA TOKYO TURIN WARSAW